SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/05
FILE NUMBER 811-6463
SERIES NO.: 10

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A              $ 528
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class R              $   1
              Investor Class       $ 486

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A              $000.0331
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class R              $000.0082
              Investor Class       $000.0689


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A               15,955
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                4,884
              Class C                2,160
              Class R                  154
              Investor Class         6,510



74V.     1.   Net asset value per share (to nearest cent)
              Class A               $31.11
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B               $29.53
              Class C               $29.54
              Class R               $30.96
              Investor Class        $31.08